Exhibit 99.(11)

DLA Piper LLP (US)

The Marbury Building

6225 Smith Avenue

Baltimore, Maryland 21209-3600

T 410.580.3000

F 410.580.3001

W www.dlapiper.com

December 9, 2008

DRYDEN NATIONAL MUNICIPALS FUND, INC.

Gateway Center Three

100 Mulberry Street, 4th Floor

Newark, New Jersey 07102-4077

Re:          Registration Statement on Form N-14

Ladies and Gentlemen:

We have served as special Maryland counsel to Dryden National Municipals Fund, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form N-14 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”), including the joint proxy statement/prospectus included therein (the “Prospectus”), of shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (“Common Stock”) to be issued pursuant to the terms of the Plan of Reorganization, in the form attached as Exhibit A to the Prospectus (the “Reorganization Plan”), by and between the Company and Dryden Municipal Bond Fund, a Massachusetts business trust, on behalf of its series, Insured Series (the “Acquired Fund”).  This opinion is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.             The charter of the Company, as amended, corrected and supplemented to date (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

2.             The Bylaws of the Company, certified as of the date hereof by an Assistant Secretary of the Company;

3.             Resolutions of the Board of Directors of the Company (the “Board of Directors”), adopted at a meeting on November 5-7, 2008, relating to the authorization and approval of (a)

the execution, delivery and performance by the Company of the Reorganization Plan, (b) the issuance of the Shares pursuant thereto and (c) the filing of the Registration Statement with the Commission (the “Board Resolutions”), certified as of the date hereof by an Assistant Secretary of the Company;

4.             The Registration Statement, in the form in which it will be filed with the Commission, certified as of the date hereof by an Assistant Secretary of the Company;

5.             The Reorganization Plan, in the form attached as Exhibit A to the Registration Statement, certified as of the date hereof by an Assistant Secretary of the Company;

6.             A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

7.             A certificate executed by John P. Schwartz, an Assistant Secretary of the Company, dated as of the date hereof.

In expressing the opinion set forth below, we have assumed the following:

1.             Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.             Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.             Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding.

4.             All Documents submitted to us as originals are authentic.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All statements and information contained in the Documents are true and complete.  There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5.             The acquisition by the Company of all of the assets of the Acquired Fund, and the assumption by the Company of all of the liabilities of the Acquired Fund, if any, in exchange for the Shares pursuant to the Reorganization Plan will have been approved by the stockholders of the Acquired Fund as described in the Registration Statement.

6.             The number of each class of the Shares to be issued pursuant to the Reorganization Plan at closing plus the number of each class of shares of Common Stock issued and outstanding immediately prior to such issuance of the Shares will not exceed the number of shares of any class of Common Stock then authorized to be issued under the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that, upon issuance and delivery of the Shares as contemplated by the Board Resolutions and the Reorganization Plan, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.  This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/DLA PIPER LLP (US)/